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                                                                   EXHIBIT 10.40
                         EXECUTIVE EMPLOYMENT AGREEMENT


     This EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made as of the 30th day of September, 1997, by and among Patriot American Hospitality Operating Company, a Delaware corporation ("PAHOC"), Williams Hospitality Group Inc. (formerly known as Williams Management Hospitality Corporation), a Delaware corporation (the "Company") and Louis J. Nicastro ("Executive").

     WHEREAS, WHG Resorts & Casinos Inc. ("WHG"), a Delaware corporation, has entered into an Agreement and Plan of Merger with, among others, PAHOC, which provides, upon the terms and subject to the conditions thereof, for the merger (the "Merger") of a subsidiary of PAHOC with and into WHG;

     WHEREAS, the Company is a majority-owned subsidiary of WHG;

     WHEREAS, the Company is desirous of engaging Executive to serve as the Chairman of its Board of Directors (the "Board") and its Chief Executive Officer effective at the time of the Merger; and

     WHEREAS, Executive is desirous of serving the Company on the terms herein provided.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Employment. The term of this Agreement shall extend from the closing date of the Merger Agreement (the "Commencement Date") until April 30, 1999. The term of this Agreement shall be subject to termination as provided in Paragraph 6 and may be referred to herein as the "Period of Employment." Except with the consent of Executive, the principal place from which he shall perform his duties shall not be located elsewhere than in New York City, New York, Palm Beach, Florida or their environs.

2. Position and Duties. During the Period of Employment, Executive shall serve as Chairman of the Board of Directors and Chief Executive Officer of the Company, reporting to the Board and to the Chairman of the Board of Directors of PAHOC (the "Chairman"), shall regularly exercise the functions of Chief Executive Officer of the Company and shall have such other powers and duties as may from time to time be prescribed by the Board or the Chairman, provided that such duties are consistent with Executive's position or other positions that he
may hold from time to time.   Notwithstanding the foregoing, Executive may serve
on (i) other boards of directors or be otherwise engaged as long as such services and activities and do not interfere with Executive's performance of his duties to the Company as provided in this Agreement, and (ii) the boards of directors of WMS Industries Inc. and Midway Games Inc. Executive shall at all times conduct himself in a manner so as to remain eligible to perform his
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duties under the laws of the Commonwealth of Puerto Rico, including laws, rules and regulations relating to gambling.

3.   Compensation and Related Matters.

     (a) Salary. Executive shall receive an annual salary ("Salary") of One Dollar ($1.00). The Salary shall be payable on the first day of the Period of Employment.

     (b) Expenses. Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures then in effect and established by PAHOC for its senior executive officers and provided that they are previously approved by the Chairman) in performing services hereunder during the Period of Employment, provided that Executive properly accounts therefor in accordance with Company policy.

4.   Unauthorized Disclosure.

     (a) Confidential Information. Executive acknowledges that in the course of his employment with the Company, WHG or PAHOC (and, if applicable, the predecessors of either of them), he has been allowed to become, and will or may continue to be allowed to become, acquainted with the Company's, WHG's, PAHOC's and Patriot American Hospitality, Inc.'s ("Affiliated Company's") business affairs, information, trade secrets, and other matters which are of a proprietary or confidential nature, including but not limited to the Company's, WHG's, PAHOC's and Affiliated Company's and their respective predecessors' operations, business opportunities, price and cost information, finance, customer information, business plans, various sales techniques, manuals, letters, notebooks, procedures, reports, products, processes, services, and other confidential information and knowledge (collectively the "Confidential Information") concerning the Company's, WHG's, PAHOC'S, Affiliated Company's and their respective predecessors' and affiliates' business. Executive understands and acknowledges that such Confidential Information is confidential, and he agrees not to disclose such Confidential Information to anyone outside the Company, WHG, PAHOC or the Affiliated Company except to the extent that Executive deems such disclosure or use reasonably necessary or appropriate in connection with performing his duties on behalf of the Company. Executive further agrees that he will not during employment and/or at any time thereafter use such Confidential Information (to the extent that it has not become public) in competing, directly or indirectly, with the Company, WHG, PAHOC or the Affiliated Company. At such time as Executive shall cease to be employed by the Company, he will immediately turn over to the Company all Confidential Information, including papers, documents, writings, electronically stored information, other property, and all copies of them provided to or created by him during the course of his employment with the Company, WHG or PAHOC.

     (b) Heirs, successors, and legal representatives. The foregoing provisions of this Paragraph 4 shall be binding upon Executive's heirs, successors, and legal representatives. The provisions of this Paragraph 4 shall survive the termination of this Agreement for any reason.
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5.   Covenant Not to Compete.  The provisions of this Paragraph 5 shall apply during Executive's employment with the Company. In consideration for Executive's employment by the Company under the terms provided in this Agreement and as a means to aid in the performance and enforcement of the terms of the Unauthorized Disclosure provisions of Paragraph 4, Executive agrees that Executive will not, directly or indirectly, as an owner, director, principal, agent, officer, employee, partner, consultant, servant, or otherwise, carry on, operate, manage, control, or become involved in any manner with any business, operation, corporation, partnership, association, agency, or other person or entity which is in the business of owning, operating, managing or granting franchise rights with respect to hotels, motels or other lodging facilities in Puerto Rico or elsewhere in the Caribbean; provided, however, that the foregoing does not prohibit Executive from owning up to one percent (1%) of the outstanding stock of a publicly held corporation engaged in the hospitality business. Executive also agrees that Executive will not, directly or indirectly, either for himself or for any other business, operation, corporation, partnership, association, agency, or other person or entity, call upon, compete for, solicit, divert, or take away, or attempt to divert or take away any of the customers of the Company or Affiliated Company in Puerto Rico or elsewhere in the Caribbean. Further, Executive will not directly or indirectly solicit or induce any present or future employee of the Company or Affiliated Company to accept employment with Executive or with any business, operation, corporation, partnership, association, agency, or other person or entity with which Executive may be associated, and Executive will not employ or cause any business, operation, corporation, partnership, association, agency, or other person or entity with which Executive may be associated to employ any present or future employee of the Company or Affiliated Company. Should Executive violate the provisions of this Paragraph, then in addition to all other rights and remedies available to the Company, PAHOC or Affiliated Company at law or in equity, the duration of this covenant shall automatically be extended for the period of time from which Executive began such violation until he permanently ceases such violation. Notwithstanding the foregoing, Executive shall be permitted to continue to engage in activities that would otherwise be prohibited by this Paragraph 5 with respect to the interests he currently owns and which are described in Schedule I attached hereto and made a part hereof by this reference.

6. Termination. Executive's employment hereunder may be terminated without any breach of this Agreement under the following circumstances:

     (a) Death. Executive's employment hereunder shall terminate upon his death.

     (b) Termination by Company. At any time during the Period of Employment by the Company.

     (c) Notice of Termination. Termination of Executive's employment by the Company shall be communicated by written notice to Executive. Thereafter, the Company shall have no further obligations to Executive except as otherwise expressly provided under this Agreement.

     (d) Effect of Termination. If Executive's employment under this Agreement is
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terminated for any reason, Executive shall be deemed to have resigned from all positions, offices and directorships held with the Company and any affiliate of the Company. Executive from time and time after the termination of his employment hereunder and without further consideration shall cooperate with all reasonable requests to execute and deliver documents, including confirmation of his resignation, of either the Company or the Company's counsel in connection with such termination.


7. Notices. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

          if to the Executive:

               At his home address as shown
               in the Company's personnel records;

          if to the Company:

               Patriot American Hospitality Operating Company
               3030 LBJ Freeway, Suite 1500
               Dallas, TX  75234
               Attn.:  General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

8. Miscellaneous. No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Executive, PAHOC and such officer of the Company as may be specifically designated by the Board. No waiver by any party hereto of, or compliance with, any condition or provision of this Agreement to be performed by any other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, unless specifically referred to herein, with respect to the subject matter hereof have been made by any party which are not set forth expressly in this Agreement. Notwithstanding the preceding sentence, this Agreement shall not be deemed to supercede or void any of the terms of that certain Indemnity Agreement dated April 11, 1997 between Executive and WHG and Executive shall continue to be entitled to the benefits of the indemnification provisions thereof during the term hereof. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of New York (without regard to principles of conflicts of laws).
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9.   Validity.  The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The invalid portion of this Agreement, if any, shall be modified by any court having jurisdiction to the extent necessary to render such portion enforceable.

10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

11. Arbitration; Other Disputes. In the event of any dispute or controversy arising under or in connection with this Agreement, the parties shall first promptly try in good faith to settle such dispute or controversy by mediation under the Commercial Mediation Rules of the American Arbitration Association before resorting to arbitration. In the event such dispute or controversy remains unresolved in whole or in part for a period of thirty (30) days after it arises, the parties will settle any remaining dispute or controversy exclusively by arbitration in Dallas, Texas, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding the above, the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any violation or any continuation of any violation of Paragraph 4 or 5 hereof.

12. Third-Party Agreements and Rights. Executive represents to the Company that Executive's execution of this Agreement, Executive's employment with the Company and the performance of Executive's proposed duties for the Company will not violate any obligations Executive may have to any employer or other party, and Executive will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

13. Litigation and Regulatory Cooperation. During and after Executive's employment, Executive shall reasonably cooperate with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while Executive was employed by the Company; provided, however, that such cooperation shall not materially and adversely affect Executive or expose Executive to an increased probability of civil or criminal litigation. Executive's cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after Executive's employment, Executive also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Executive was employed by the Company.

14. Assignment. At the sole election of PAHOC, it may assign its rights and obligations under this Agreement to the Affiliated Company.
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15.  Effective Date of this Agreement.  This Agreement shall become effective only when and if the Merger becomes effective.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year first above written.


                              WILLIAMS HOSPITALITY GROUP INC.


                              By:   /s/ Louis J. Nicastro
                                    ---------------------
                              Its:  Chairman & Chief Executive Officer
                                    ----------------------------------


                                   PATRIOT AMERICAN HOSPITALITY
                                   OPERATING COMPANY


                                   By:  /s/ Leslie Ng
                                       -------------
                                   Its: Senior Vice President
                                       ---------------------


                                        /s/ Louis J. Nicastro
                                        ---------------------
                                        Louis J. Nicastro